EXHIBIT 99.1 – PRESS RELEASE ISSUED JUNE 23, 2005

Contact:	Bevo Beaven, Vice President
Bill Conboy, Sr. Account Executive
CTA Public Relations
303-665-4200
Bill@ctapr.com
Bevo@ctapr.com

Harken Energy Raises Additional $ 3.1 Million Through Sale of Global Energy Shares

Dallas, TX – June 23, 2005 – Harken Energy Corporation (AMEX: HEC) negotiated and closed the sale of 1,000,000 shares from its existing holdings in subsidiary Global Energy Development PLC, raising approximately $3.1 million in new capital for Harken Energy.

The sale of Harken’s Global Energy Development shares was conducted through private sales at market prices. As a result of this transaction Harken Energy now holds 22,250,516 shares or approximately 63.66% of Global Energy Development.

Harken Energy Corporation is engaged in oil and gas exploration, development and production operations both domestically and internationally through its various subsidiaries. Additional information may be found at the Harken Energy Web site, www.harkenenergy.com, or by calling Bevo Beaven or Bill Conboy at CTA Public Relations at (303) 665-4200.

Certain statements in this announcement including statements regarding future expectations, objectives, intentions and plans for oil and gas exploration, development and production may be regarded as “forward-looking statements” within the meaning of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made. Management’s current view and plans, however, are subject to numerous known and unknown risks, uncertainties and other factors that may cause the actual results, performance, timing or achievements of Harken to be materially different from any results, performance, timing or achievements expressed or implied by such forward-looking statements. The various uncertainties, variables, and other risks include those discussed in detail in the Company’s SEC filings, including the Annual Report on Form 10-K/A dated April 13, 2005 and quarterly report on 10-Q dated May 10, 2005. Although Harken believes that the expectations reflected in the forward-looking statements of this announcement are reasonable, it can give no assurance that such expectations will prove to be correct or that unforeseen developments will not occur. Harken undertakes no duty to update or revise any forward-looking statements. Actual results may vary materially.

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